                                                                    Exhibit 10.4

                          NORTHFIELD FEDERAL SAVINGS

                           -------------------------

                           Employment Agreement with
                               G. Ronald Jobson

                           -------------------------

        AGREEMENT entered into and effective this ________ day of ___________, 1998, by and between Northfield Federal Savings (the "Bank") and G. Ronald Jobson (the "Employee").

        WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

        NOW, THEREFORE, it is AGREED as follows:

        1.    Defined Terms
              -------------

        When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

          (a) "Change in Control" shall mean any one of the following events:
(i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the Bank shall not of itself constitute a Change in Control for purposes of the Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) "Company" shall mean Northfield Bancorp, Inc.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (d) "Code (S)280G Maximum" shall mean the product of 2.99 and the Employee's "base amount" as defined in Code (S)280G(b)(3).

          (e) "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days).

          (f) "Effective Date" shall mean the date referenced in the opening paragraph of this Agreement.

          (g) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 30 miles from his primary office as of the Effective Date; (ii) a material reduction in the Employee's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company, if the Employee has served on such Board at any time during the term of the Agreement; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

          (h) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

          (i) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

        2.    Employment. During the term of this Agreement, the Employee shall
              ----------
be employed as the President of the Bank or as such other senior executive officer as the Board of Directors of the Bank shall designate. The Employee shall render such administrative and management services for the Bank as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Bank.


        3.    Base Compensation.  The Bank agrees to pay the Employee during the
              -----------------
term of this Agreement a salary at the rate of $75,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

        4.    Discretionary Bonuses.  The Employee shall participate in an
              ---------------------
equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

        5.    Participation in Retirement, Medical and Other Plans.
              ----------------------------------------------------

          (a) The Employee shall be eligible to participate in any of the following plans or programs that the Bank may now or in the future maintain: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified or nonqualified plans provided by the Bank.

          (b) The Employee shall also be eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank. The Bank agrees to pay the monthly and annual dues and fees associated with the Employee's membership in the Country Club of Maryland during the term of this Agreement.

        6.    Term.  The Bank hereby employs the Employee, and the Employee
              ----
hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 12 months thereafter (or such earlier date as is determined in accordance with Section 10 or 12 hereof).

Additionally, within 30 days of each annual anniversary date from the Effective Date, the Board of Directors of the Bank (the "Board") shall review the performance of the Employee and shall determine in a duly adopted resolution whether Employee's performance has met the Board's requirements and standards, and whether Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date. In the event the Board determines not to renew Employee's term of employment other than for just Cause, Employee shall be entitled to the compensation and benefits set forth at
Section 10(d) of this Agreement. Only those members of the Board who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

        7.    Loyalty; Noncompetition.
              -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

          (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

        8.    Standards.  The Employee shall perform his duties under this
              ---------
Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide the Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

        9.    Vacation and Sick Leave.  At such reasonable times as the Board
              -----------------------
shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to four weeks of annual vacation.

          (b) The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

        10.   Termination and Termination Pay.  Subject to Section 12 hereof,
              -------------------------------
the Employee's employment hereunder may be terminated under the following circumstances:

          (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive a payment equal to 30 days' compensation.

          (b) Disability.   (1) The Bank may terminate the Employee's employment
after having established the Employee's Disability, in which event the Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, and (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 10(b); provided that any benefits paid pursuant to the Bank's long term disability plan will continue as provided in such plan without
                                                                 -------
reduction for payments made pursuant to this Agreement.

                (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

          (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensa tion or other benefits for any period after termination for Just Cause.

          (d) Without Just Cause; Constructive Discharge.   The Board may, by
written notice to the Employee, immediately terminate his employment at any time for a reason other than his Disability or Just Cause, in which event the Employee shall be entitled to receive the salary provided pursuant to Section 3 hereof, for a period of 12 months following termination of Employee's employment (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided in Section 12 shall apply). The amount payable under this Section 10(d) shall be paid, in the discretion of the Board, either in one lump sum within __ days of termination or according to a schedule determined by the Board. The Board shall provide Employee with 30 days' written notice of its determination as to the manner of payment under this Section 10(b).

        All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments, through the 12-month period following the date of Employee's termination of employment, or (II) in one lump sum within ten days of such termination.

          (e) Good Reason. The Employee shall be entitled to receive the compensation and benefits payable under subsection 10(d) hereof in the event that the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply).

          (f) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

                (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder,
     ----
and Regulatory Bulletin 27A, but only to the extent required thereunder on the
---
date any payment is required pursuant to this Agreement.

          (g) Voluntary Termination by Employee. Subject to Section 12 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 90 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

          (h) Post-termination Health Insurance. If the Employee's employment terminates with the Bank for any reason, the Employee shall be entitled to purchase from the Bank, at his own expense which shall not exceed applicable COBRA rates, family medical insurance under any group health plan that the Bank maintains for its employees. This right shall be (i) in addition to, and not in lieu of, any other rights that the Employee has under this Agreement, and (ii) shall continue until the Employee first becomes eligible for participation in Medicare.

        11.   No Mitigation.  The Employee shall not be required to mitigate the
              -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

        12.   Change in Control.
              -----------------

          (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that either
(i) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

          (b) Amount of Severance Benefit.

              (i) If, within the 12 months following the Effective Date, the Employee becomes entitled to collect severance benefits pursuant to
          Section 12(a) hereof, the Bank shall pay the Employee a severance benefit equal to the sum of (A) the salary provided pursuant to
          Section 3 hereof for the remainder of such 12 month period and (B) the product of 1.99 and the salary provided pursuant to Section 3 hereof for a 12 month period, but in no event more than the difference between the Code (S)280G Maximum and the sum of any other "parachute payments" as defined under Code (S)280G(b)(2) that the Employee receives on account of the Change in Control, and

              (ii) If, during the period between 12 and 24 months following the Effective Date, the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall pay the Employee a severance benefit equal to the sum of (A) the salary provided pursuant to Section 3 hereof for the remainder of such 12 month period and (B) the product of 0.99 and the salary provided pursuant to Section 3 hereof for a 12 month period, but in no event more than the difference between the Code (S)280G Maximum and the sum of any other "parachute payments" as defined under Code (S)280G(b)(2) that the Employee receives on account of the Change in Control, and

              (iii) If, during the period between 24 and 36 months following the Effective Date, the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall pay the Employee a severance benefit equal to the salary provided pursuant to
          Section 3 hereof for the remainder of such 12 month period, but in no event more than the difference between the Code (S)280G Maximum and the sum of any other "parachute payments" as defined under Code
          (S)280G(b)(2) that the Employee receives on account of the Change in Control.

        The amount payable under this Section 12(b) shall be paid either (i) in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company, or (ii) if prior to the date which is 90 days before the date on which a Change in Control occurs, the Employee filed a duly executed irrevocable written election in the form attached hereto as Exhibit "A", payment of such amount shall be made according to the elected schedule. Deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Code Section 1274(d) and the regulations thereunder.

        In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code (S)280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab
                                                                             --
initio, which the Employee shall repay to the Bank, on terms and conditions
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mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

        13.   Indemnification.  The Bank and the Company agree that their
              ---------------
respective Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Bank and the Company, including the Employee during the full term of this Agreement, to the full extent permitted by law, and to at all times provide adequate insurance for such purposes.

        14.   Federal Income Tax Withholding.  The Bank may withhold all federal
              ------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

        15.   Successors and Assigns.
              ----------------------

          (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

          (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

          (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

        16.   Amendments.  No amendments or additions to this Agreement shall be
              ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

        17.   Applicable Law.  Except to the extent preempted by Federal law,
              --------------
the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

        18.   Severability.  The provisions of this Agreement shall be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        19.   Entire Agreement.  This Agreement, together with any understanding
              ----------------
or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                         NORTHFIELD FEDERAL SAVINGS


                                                By
-------------------------                         -------------------------
Secretary                                         Its Chairman of the Board


WITNESS:


-------------------------                       ---------------------------
                                                  G. Ronald Jobson